Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 14, 2026, except for Note 21, as to which the date is June 15, 2026, with respect to the consolidated financial statements of DPC Holdings Limited, incorporated herein by reference.

/s/ KPMG LLP

KPMG LLP

Birmingham, United Kingdom

June 25, 2026